EXHIBIT 99.1

FOSTER WHEELER LTD.

WAIVER AND RELEASE AGREEMENT

(1)           In consideration for the separation amounts and benefits to be provided to me under Section 4.2.2 of my September 10, 2002 Employment Agreement (the “Employment Agreement”), I, on behalf of myself and my heirs, executors, administrators, attorneys and assigns, hereby waive, release and forever discharge FOSTER WHEELER LTD. (hereinafter referred to as the “Company”) and the Company’s subsidiaries, divisions and affiliates, whether direct or indirect, its and their joint ventures and joint venturers (including its and their respective directors, officers, employees, shareholders, partners and agents, past, present, and future), and each of its and their respective successors and assigns (hereinafter collectively referred to as “Releasees”), from any and all known or unknown actions, causes of action, claims or liabilities of any kind which have or could be asserted against the Releasees arising out of or related to my employment with and/or separation from employment with the Company and/or any of the Releasees and/or any other occurrence up to and including the date of this Waiver and Release Agreement, including but not limited to:

(a)           claims, actions, causes of action or liabilities arising under Title VII of the Civil Rights Act, as amended, the Age Discrimination in Employment Act, as amended (the “ADEA”), the Employee Retirement Income Security Act, as amended, the Rehabilitation Act, as amended, the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, and/or any other federal, state, municipal, or local employment discrimination statutes or ordinances (including, but not limited to, claims based on age, sex, attainment of benefit plan rights, race, religion, national origin, marital status, sexual orientation, ancestry, harassment, parental status, handicap, disability, retaliation, and veteran status); and/or

(b)           claims, actions, causes of action or liabilities arising under any other federal, state, municipal, or local statute, law, ordinance or regulation; and/or

(c)           any other claim whatsoever including, but not limited to, claims for severance pay, claims based upon breach of contract, wrongful termination, defamation, intentional infliction of emotional distress, tort, personal injury, invasion of privacy, violation of public policy, negligence and/or any other common law, statutory or other claim whatsoever arising out of or relating to my employment with and/or separation from employment with the Company and/or any of the other Releasees, but excluding the filing of an administrative charge of discrimination, any claims which I may make under state workers’ compensation or unemployment laws, and/or claims which by law I cannot waive.

(2)           I also agree never to initiate legal action against any of the Releasees or become party to such legal action on the basis of any claim of any type whatsoever arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees, other than legal action to challenge this Waiver and Release Agreement under ADEA or to enforce the payment of the separation amounts and benefits to me under Section 4.2.2 of the Employment Agreement.

(3)           I further acknowledge and agree that if I breach the provisions of paragraph (2) above, then (a) the Company shall be entitled to receive without bond an injunction to restrain any violation of paragraph (2) above, (b) the Company shall not be obligated to make payment of the Employment Agreement Section 4.2.2 separation amounts and benefits to me, (c) I shall be obligated to pay to the Company its costs and expenses in enforcing this Waiver and Release Agreement and defending against such legal action (including court costs, expenses and reasonable legal fees), and (d) as an alternative to (c), at the Company’s option, I shall be obligated upon demand to repay to the Company all but $5,000.00 of the Employment Agreement Section 4.2.2 separation amounts and benefits paid to me, and the foregoing covenants in this paragraph (3) shall not affect the validity of this Waiver and Release Agreement and shall not be deemed to be a penalty nor a forfeiture.

(4)           To the extent permitted by law, I further waive my right to any monetary recovery should any federal, state, or local administrative agency pursue any claims on my behalf arising out of or related to my employment with and/or separation from employment with the Company and/or any of the other Releasees.

(5)           To the extent permitted by law, I further waive, release, and discharge Releasees from any reinstatement rights which I have or could have and I acknowledge that I have not suffered any on-the-job injury for which I have not already filed a claim.

(6)           I agree that I shall not take any actions or make any statements to the public, the media, future employers, current, former or future Company employees, or any other third party whatsoever that disparage or reflect negatively on the Releasees.

(7)           I further agree from and after my October 30, 2004 Termination Date to make myself available to the Company to provide reasonable cooperation and assistance to the Company with respect to areas and matters in which I was involved during my employment, including any threatened or actual litigation concerning the Company, and to provide to the Company, if requested, information and counsel relating to ongoing matters of interest to the Company.  The Company will, of course, take into consideration your personal and business commitments, will give you as much advance notice as reasonably possible, and ask that you be available at such time or times as are reasonably convenient to you and the Company.  The Company agrees to (i) reimburse you for the actual out-of-pocket expenses you incur as a result of your complying with this provision, subject to your submission to the Company of documentation substantiating such expenses as the Company may require, and (ii) after

October 30, 2006, pay you for your time at the rate of Two Hundred Dollars ($200.00) per hour.

(8)           I further agree that if I breach Section 5 and/or 6 of the Employment Agreement and/or Paragraphs (6) or (7) above, in addition to any other of the Company’s rights and legal remedies (a) the Company shall be entitled to receive without bond an injunction to restrain any such breach, (b) the Company shall not be obligated to make payment of the Employment Agreement Section 4.2.2 separation amounts and benefits to me, and (c) I shall be obligated to pay to the Company its costs and expenses in enforcing Section 5 and/or 6 of the Employment Agreement and/or Paragraphs (6) or (7) above (including court costs, expenses and reasonable legal fees).

(9)           I acknowledge that I have been given at least twenty-one (21) days to consider this Waiver and Release Agreement thoroughly and I was encouraged to consult with my personal attorney or representative at my own expense, if desired, before signing below.

(10)         I understand that I may revoke this Waiver and Release Agreement within seven (7) days after its signing and that any revocation must be made in writing and submitted within such seven day period to the Company’s President and Chief Executive Officer.  I further understand that if I revoke this Waiver and Release Agreement, I shall not receive the Employment Agreement Section 4.2.2 separation amounts and benefits.

(11)         I also understand that the Employment Agreement Section 4.2.2 separation amounts and benefits which I will receive in exchange for signing and not later revoking this Waiver and Release Agreement are in addition to anything of value to which I am already entitled.

(12)         I FURTHER UNDERSTAND THAT THIS WAIVER AND RELEASE AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS TO DATE.

(13)         I acknowledge and agree that if any provision of this Waiver and Release Agreement is found, held, or deemed by a court of competent jurisdiction to be void, unlawful or unenforceable under any applicable statute or controlling law, the remainder of the Waiver and Release Agreement shall continue in full force and effect.

(14)         This Waiver and Release Agreement is deemed made and entered into in the State of New Jersey without giving effect to its choice of laws provisions, and in all respects shall be interpreted, enforced and governed under applicable federal law and in the event reference shall be made to State law, the internal laws of the State of New Jersey.  Any dispute under this Waiver and Release Agreement shall be adjudicated by a court of competent jurisdiction in the State of New Jersey.

(15)         I further acknowledge and agree that I have carefully read and fully understand all of the provisions of this Waiver and Release Agreement and that I voluntarily enter into this Waiver and Release Agreement by signing below.

/s/ Steven I. Weinstein
Steven I. Weinstein

11-5-04
(Date)